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                                                                EXHIBIT 11.01


                                  ALUMAX INC.

                    CALCULATION OF EARNINGS PER COMMON SHARE
                    (In Millions, Except Per Share Amounts)


                                                               Three Months Ended      Nine Months Ended
                                                                  September 30,          September 30,
                                                               ------------------      -----------------
                                                                 1996      1995         1996      1995
                                                                 ----      ----         ----      ----
Primary earnings per common share

      1.   Net earnings .......................................  $52.4     $43.0        $230.9    $192.6

      2.   Deduct -- Series A Convertible
             Preferred dividends ..............................   (2.3)     (2.3)         (7.0)     (7.0)
                                                                 -----     -----        ------    ------

      3.   Earnings applicable to common shares ...............  $50.1     $40.7        $223.9    $185.6
                                                                 =====     =====        ======    ======

      4.   Average primary shares outstanding .................   45.6      45.4          45.6      45.2
                                                                 =====     =====        ======    ======

      5.   Primary earnings per common share
             (line 3 divided by line 4) .......................  $1.10     $ .90        $ 4.91    $ 4.11
                                                                 =====     =====        ======    ======

Fully diluted earnings per common share

      6.   Earnings applicable to common shares ...............  $50.1     $40.7        $223.9    $185.6

      7.   Add -- Series A Convertible Preferred dividends ....   (2.3)     (2.3)         (7.0)     (7.0)
                                                                 -----     -----        ------    ------

      8.   Earnings applicable to common shares ...............  $52.4     $43.0        $230.9    $192.6
                                                                 =====     =====        ======    ======

      9.   Average fully diluted shares outstanding ...........   55.2      55.0          55.2      54.8
                                                                 =====     =====        ======    ======

     10.   Fully diluted earnings per common share
             (line 8 divided by line 9) .......................  $0.95     $ .78        $ 4.18    $ 3.51
                                                                 =====     =====        ======    ======

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